UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 8, 2022
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INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)
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New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

521 West 57th Street,	New York,	New York	10019
200 Powder Mill Road,	Wilmington,	Delaware	19803
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(212)	765-5500
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Amendment to Existing Term Loan Agreement
On August 4, 2022, International Flavors & Fragrances (“IFF” or the “Company”) entered into Amendment No. 2 (the “Term Loan Amendment”) to the term loan credit agreement (as amended by that certain Amendment No. 1 to Credit Agreement, dated August 25, 2020, as further supplemented by that certain Icon Debt Assumption Supplement, dated March 4, 2021, the “Term Loan Credit Agreement”) with Morgan Stanley Senior Funding, Inc. as administrative agent. The Term Loan Amendment amends the maximum permitted Leverage Ratio (as defined in the Term Loan Credit Agreement) to delay certain of the step downs with the result that the maximum permitted Leverage Ratio continues to be 4.50 to 1.0, stepping down to 3.50 to 1.0 over time (with a step-up if the Company consummates certain qualified acquisitions), with the first step-down occurring as of the end of the third fiscal quarter of 2023 instead of the end of the fourth fiscal quarter of 2022.
Amendment to Existing Revolving Credit Agreement
On August 4, 2022, IFF entered into Amendment No. 1 (the “Revolver Amendment”) to the Third Amended and Restated Credit Agreement (the “Amended and Restated Revolving Credit Agreement”), dated July 28, 2021, among the Company, certain of its subsidiaries, the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A. as administrative agent. The Revolver Amendment amends the maximum permitted Leverage Ratio (as defined in the Amended and Restated Revolving Credit Agreement) to delay certain of the step downs with the result that the maximum permitted Leverage Ratio continues to be 4.50 to 1.0, stepping down to 3.50 to 1.0 over time (with a step-up if the Company consummates certain qualified acquisitions), with the first step-down occurring as of the end of the third fiscal quarter of 2023 instead of the end of the fourth fiscal quarter of 2022.
The descriptions of the Term Loan Amendment and the Revolver Amendment contained in this Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Term Loan Amendment and the Revolver Amendments filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition
Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. (“IFF” or the “Company”), dated August 8, 2022, reporting IFF’s financial results for the quarter ended June 30, 2022.
A live webcast to discuss the Company’s second quarter 2022 financial results will be held on August 9, 2022, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.
Exhibit 99.1 is being furnished under Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended, or the Exchange Act.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Number	Description
10.1
Amendment No. 2 to Term Loan Credit Agreement, dated as of August 4, 2022, among International Flavors & Fragrances Inc., as borrower, the lenders signatory thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.2
Amendment No. 1 to Third Amended & Restated Revolving Credit Agreement, dated as of August 4, 2022, among International Flavors & Fragrances Inc., International Flavors & Fragrances (Nederland) Holdings B.V. and International Flavors & Fragrances I.F.F. (Nederland) B.V., as borrowers, the lenders signatory thereto and Citibank, N.A., as administrative agent.

99.1	Press Release dated August 8, 2022 of International Flavors & Fragrances Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Glenn Richter
Name:	Glenn Richter
Title:	Executive Vice President and Chief Financial Officer
Dated:	August 8, 2022